UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MEASUREMENT SPECIALTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY
(State or Other Jurisdiction of Incorporation or Organization)

22-2378738
(I.R.S. Employer Identification No.)

1000 Lucas Way, Hampton, Virginia	23666
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED MEASUREMENT SPECIALTIES, INC. 2010 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Frank Guidone Chief Executive Officer Measurement Specialties, Inc. 1000 Lucas Way Hampton, Virginia 23666
(Name and Address of Agent for Service)

(757) 766-1500
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-8 of Measurement Specialties, Inc. (the “Company”) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely in order to file revised Exhibits 5.1, 23.1 and 23.2.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.         Exhibits.

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of Virginia on February 10, 2011.

MEASUREMENT SPECIALTIES, INC. Registrant
By:	/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Frank Guidone	Chief Executive-Officer and Director	February 10, 2011
	Frank Guidone	(Principal Executive Officer)

	*	Chairman of the Board	February 10, 2011
Morton L. Topfer

	*	Director	February 10, 2011
John D. Arnold

	*	Director	February 4, 2011
R. Barry Uber

	*	Director	February 4, 2011
Satish Rishi

	*	Director	February 4, 2011
Kenneth E. Thompson

*By:	/s/ Mark Thomson
Mark Thomson, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1*	Second Restated Certificate of Incorporation of Measurement Specialties, Inc.
4.2**	Certificate of Amendment to the Second Restated Certificate of Incorporation of Measurement Specialties, Inc.
4.3***	Specimen Certificate for shares of common stock of Measurement Specialties, Inc.
4.4****	Amended and Restated Measurement Specialties, Inc. 2010 Equity Incentive Plan
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of KPMG LLP, independent registered public accounting firm
24.1*****	Power of Attorney

*            Previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-Q filed on February 3, 1998 and incorporated herein by reference.

**         Previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-Q filed on November 7, 2007 and incorporated herein by reference.

***       Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 (File No. 333-57928) and incorporated herein by reference.

****     Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Additional Proxy Materials on Schedule 14A filed on September 7, 2010, incorporated herein by reference.

*****   Previously filed.